Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of General Agriculture Corporation (the “Company”) for the quarter ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Amy Xue, Chief Financial Officer of the Company, certifies that, to the best of her knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: August 12, 2015

/s/ Amy Xue
Amy Xue
Chief Financial Officer
(Principal Financial Officer)